Special meetings of shareholders were called for September 20, 2000, September 27, 2000 and October 26, 2000, at which the shareholders of Jundt Growth Fund, Inc. and Jundt Funds, Inc. voted on a number of proposals. A summary of the proposals and the results of the voting were as follows:

Proposal 1: To set the number of directors at seven and to elect each member of the Board of Directors.

                               Jundt Growth Jundt
                                     Fund, Inc.             Funds, Inc.
                                  ----------------        ----------------
James R. Jundt
       Affirmative                  4,811,309.519          13,253,007.864
       Withhold                        65,825.562             210,576.029

John E. Clute
       Affirmative                  4,810,156.727          13,253,091.864
       Withhold                        66,978.354             210,492.029

Floyd Hall
       Affirmative                  4,813,083.221          13,253,250.033
       Withhold                        64,051.860             210,333.860

Dr. Demetre M. Nicoloff
       Affirmative                  4,810,516.221          13,252,924.033
       Withhold                        66,618.860             210,659.860

Darrell R. Wells
       Affirmative                  4,813,586.727          13,253,496.864
       Withhold                        63,548.354             210,087.029

Clark Jernigan
       Affirmative                  4,813,569.727          13,253,293.033
       Withhold                        63,565.354             210,290.860

Marcus Jundt
       Affirmative                  4,803,243.130          13,251,989.864
       Withhold                        73,891.951             211,594.029


Proposal 2: To approve the elimination or modification of the following investment restrictions:

                                              Jundt U.S.        Jundt           Jundt        Jundt          Jundt Science &
                                              Jundt Growth   Emerging      Opportunity     Twenty-Five        Mid-Cap     Technology
                                                 Fund      Growth Fund        Fund            Fund         Growth Fund       Fund
A.     Modify investment restrictions
       regarding borrowing
            Affirmative                      2,886,143.370    3,371,704.005   3,357,211.041    1,652,260.003    NA          NA
            Against                            146,961.070       99,533.214      84,743.642       48,108.916    NA          NA
            Abstain                             80,913.418      250,407.081     100,684.225       37,982.995    NA          NA
            Broker Non-votes                 1,794,761.000    2,277,334.000   1,652,259.000    1,126,295.000    NA          NA
                                           ------------------------------------------------------------------
                Total                        4,908,778.858    5,998,978.300   5,194,897.908    2,864,646.914

B.     Modify investment restrictions
       regarding the issuance of
       senior securities
            Affirmative                      2,895,115.600    3,498,325.039   3,361,121.873    1,658,856.003    NA          NA
            Against                            138,000.345       74,493.692      72,258.810       39,071.916    NA          NA
            Abstain                             80,901.913      148,825.569     109,258.225       40,423.995    NA          NA
            Broker Non-votes                 1,794,761.000    2,277,334.000   1,652,259.000    1,126,295.000    NA          NA
                                           ------------------------------------------------------------------
                Total                        4,908,778.858    5,998,978.300   5,194,897.908    2,864,646.914

C.     Modify investment restrictions
       regarding concentration in a
       particular industry
            Affirmative                       2,893,314.015    3,514,157.092   3,380,328.796    1,664,218.003    NA         NA
            Against                             142,672.748       68,250.337      62,759.237       39,462.916    NA         NA
            Abstain                              78,031.095      139,236.871      99,550.875       34,670.995    NA         NA
            Broker Non-votes                  1,794,761.000    2,277,334.000   1,652,259.000    1,126,295.000    NA         NA
                                            ------------------------------------------------------------------
                Total                         4,908,778.858    5,998,978.300   5,194,897.908    2,864,646.914





                                                           Jundt U.S.         Jundt            Jundt          Jundt   Jundt Science
                                          Jundt Growth      Emerging       Opportunity      Twenty-Five      Mid-Cap   & Technology
                                              Fund         Growth Fund         Fund            Fund        Growth Fund    Fund
                                        --------------------------------------------------------------------------------------------
D.     Modify investment restrictions
       regarding investments in
       real estate
            Affirmative                   2,887,583.764    3,500,814.557   3,364,985.533    1,656,088.003      NA          NA
            Against                         141,415.508       80,486.711      78,457.500       45,535.916      NA          NA
            Abstain                          85,018.586      140,343.032      99,195.875       36,727.995      NA          NA
            Broker Non-votes              1,794,761.000    2,277,334.000   1,652,259.000    1,126,295.000      NA          NA
                                        ------------------------------------------------------------------
                Total                     4,908,778.858    5,998,978.300   5,194,897.908    2,864,646.914

E.     Modify investment restrictions
       regarding investments in
       commodities
            Affirmative                   2,870,434.214    3,479,213.092   3,340,235.813    1,638,210.257      NA          NA
            Against                         163,024.208       96,073.098     104,615.220       63,559.662      NA          NA
            Abstain                          80,559.436      146,358.110      97,787.875       36,581.995      NA          NA
            Broker Non-votes              1,794,761.000    2,277,334.000   1,652,259.000    1,126,295.000      NA          NA
                                        ------------------------------------------------------------------
                Total                     4,908,778.858    5,998,978.300   5,194,897.908    2,864,646.914

F.     Modify investment restrictions
       regarding lending
            Affirmative                  2,882,706.948    3,383,285.118   3,346,695.868    1,647,145.003      NA          NA
            Against                        145,355.997       86,098.579      91,102.165       52,829.916      NA          NA
            Abstain                         85,954.913      252,260.603     104,840.875       38,376.995      NA          NA
            Broker Non-votes             1,794,761.000    2,277,334.000   1,652,259.000    1,126,295.000      NA          NA
                                        -----------------------------------------------------------------
                Total                    4,908,778.858    5,998,978.300   5,194,897.908    2,864,646.914






                                                                 Jundt U.S.         Jundt         Jundt        Jundt   Jundt Science
                                                Jundt Growth      Emerging       Opportunity   Twenty-Five    Mid-Cap   & Technology
                                                    Fund         Growth Fund         Fund         Fund      Growth Fund    Fund
                                              --------------------------------------------------------------------------------------
G.     Eliminate diversification
       investment restrictions
            Affirmative                         2,940,709.048    3,521,797.319        NA           NA           NA          NA
            Against                               100,043.910       58,412.544        NA           NA           NA          NA
            Abstain                                73,264.900      141,434.437        NA           NA           NA          NA
            Broker Non-votes                    1,794,761.000    2,277,334.000        NA           NA           NA          NA
                                              ---------------------------------
                Total                           4,908,778.858    5,998,978.300


H.     Eliminate investment restrictions
       regarding the pledging of assets
            Affirmative                         2,885,724.217        NA               NA           NA           NA          NA
            Against                               169,404.071        NA               NA           NA           NA          NA
            Abstain                                88,889.570        NA               NA           NA           NA          NA
            Broker Non-votes                    1,794,761.000        NA               NA           NA           NA          NA
                                              ----------------
                Total                           4,938,778.858

I.     Eliminate investment restrictions
       regarding margin purchases and
       short sales
            Affirmative                         2,884,522.670        NA               NA           NA           NA          NA
            Against                               183,305.707        NA               NA           NA           NA          NA
            Abstain                                86,189.481        NA               NA           NA           NA          NA
            Broker Non-votes                    1,794,761.000        NA               NA           NA           NA          NA
                                              ----------------
                Total                           4,948,778.858



                                                                 Jundt U.S.         Jundt         Jundt        Jundt   Jundt Science
                                                Jundt Growth      Emerging       Opportunity   Twenty-Five    Mid-Cap   & Technology
                                                    Fund         Growth Fund         Fund         Fund      Growth Fund    Fund
                                              --------------------------------------------------------------------------------------
J.     Eliminate investment restrictions
       limiting investment in illiquid
       securities
            Affirmative                         2,850,687.115        NA               NA           NA           NA          NA
            Against                               176,811.491        NA               NA           NA           NA          NA
            Abstain                                85,519.252        NA               NA           NA           NA          NA
            Broker Non-votes                    1,794,761.000        NA               NA           NA           NA          NA
                                              ----------------
                Total                           4,907,778.858

K.     Eliminate investment restrictions
       prohibiting investing in companies
       for control
            Affirmative                         2,871,717.531        NA               NA           NA           NA          NA
            Against                               153,045.323        NA               NA           NA           NA          NA
            Abstain                                89,255.004        NA               NA           NA           NA          NA
            Broker Non-votes                    1,794,761.000        NA               NA           NA           NA          NA
                                              ----------------
                Total                           4,908,778.858


3.     To approve a new Investment
       Advisory Agreement between each
       Fund and Jundt Associates, Inc.
            Affirmative                        4,573,160.323    5,149,535.924   4,911,923.054 2,666,342.025  203,503.345 201,787.778
            Against                              156,337.406       74,676.103      71,303.350    89,422.693                       -
            Abstain                              147,637.352      137,132.806      75,276.579    50,689.694                       -
                                             ---------------------------------------------------------------------------------------
                Total                          4,877,135.081    5,361,344.833   5,058,502.983 2,806,454.412  203,503.345 201,787.778